UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2021 (February 1, 2021)

PGT Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37971	20-0634715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1070 Technology Drive
North Venice, Florida	34275
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (941) 480-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	PGTI	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 1, 2021, PGT Innovations, Inc. (the “Company”) completed its previously announced acquisition (the “ECO Acquisition”) of 75% of the outstanding equity interests of New Eco Windows Holding, LLC (“New Holding”), a newly formed Delaware limited liability company formed for the purposes of facilitating the ECO Acquisition, which holds 100% of the equity interests of ECO Window Systems, LLC (“ECO”), ECO Glass Production Inc. (“ECO Glass”) and Unity Windows Inc. (“Unity” and together with ECO and ECO Glass, the “Target Companies”), for $108 million in aggregate consideration, subject to certain adjustments, consisting of (i) $100 million of cash and (ii) common stock of the Company with an aggregate value of $8 million. The ECO Acquisition was completed in accordance with the terms of the Purchase Agreement, dated as of January 7, 2021 (the “Purchase Agreement”), by and among the Company, New Holding, the Target Companies, Frank Mata, an individual, Luis Arrieta, an individual, and certain other seller entities party thereto.

The cash portion of the ECO Acquisition consideration was financed with (A) the net proceeds of a recent add-on issuance of $60,000,000 in aggregate principal amount of the Company’s 6.75% senior notes due 2026 and (B) available cash. In connection with the ECO Acquisition, the Company intends to designate New Holding and its subsidiaries as unrestricted subsidiaries under the indenture governing the Company’s existing 6.75% senior notes due 2026 (the “Notes”) and the credit agreement governing the Company’s existing senior secured credit facilities such that New Holding and its subsidiaries will not become guarantors of the Notes or guarantors of the Company’s existing senior secured credit facilities.

The foregoing description of the ECO Acquisition and related matters is qualified in its entirety by reference to the Purchase Agreement, which has been previously filed with the SEC as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 8, 2021, and is incorporated by reference herein.

Item 8.01	Other Events.

On February 1, 2021, the Company issued a press release announcing the closing of the previously announced ECO Acquisition.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Closing Press Release of PGT Innovations, Inc. dated February 1, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGT Innovations, Inc.

Dated: February 2, 2021	By:	/s/ Sherri Baker
	Name:	Sherri Baker
	Title:	Senior Vice President and Chief Financial Officer